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             SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C. 20549



                          FORM 8-A


      FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
          PURSUANT TO SECTION 12(b) or 12(g) OF THE
               SECURITIES EXCHANGE ACT OF 1934


                     GLEN BURNIE BANCORP
    -----------------------------------------------------
    (Exact name of registrant as specified in its charter)


       MARYLAND                                  52-1782444
-----------------------                      ------------------
(State of incorporation                       (I.R.S. employer
   or organization)                          identification no.)

101 CRAIN HIGHWAY, S.E., GLEN BURNIE, MARYLAND         21061
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   (Address of principal executive offices)          (Zip Code)



If this Form relates to the registration of a class of
securities pursuant to Section  12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check
the following box. [   ]

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [ X ]

Securities Act Registration Statement file number to which this form relates:
                  333-37073
                  ---------

Securities to be registered pursuant to Section 12(b) of the
Act:
                  NONE
                  ----

Securities to be registered pursuant to Section 12(g) of the
Act:
       COMMON STOCK, PAR VALUE $10.00 PER SHARE
       ----------------------------------------
                    (Title of Class)

               COMMON STOCK PURCHASE RIGHTS
               ----------------------------
                    (Title of Class)
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Item 1. Description of Registrant's Securities to be Registered.
        -------------------------------------------------------

     The information required by this Item is included under the captions "Description of Capital Stock" (pages 40-42), "Dividends" (page 10), and "Market for the Common Stock" (page
9) of the Registrant's Registration Statement on Form S-1, File No. 333-37073, declared effective on January 16, 1998 (the "Form S-1"), which information is incorporated herein by reference. Additional information required by this Item is included under the caption "Item 5. Other Events", describing the Glen Burnie Bancorp Stockholder Rights Plan, which is included in the Registrant's Current Report on Form 8-K, filed on March 2, 1998, File No. 33-62278, and which is incorporated herein by reference.

Item 2. Exhibits.
        --------

     The following documents are either filed or incorporated by reference as exhibits to this registration statement as indicated:

No.    Description
---    -----------

3.1 Articles of Incorporation. Incorporated herein by reference to Exhibit 3.1 to Registrant's Annual Report on
       Form 10-K for the fiscal year ended December 31, 1995, SEC File Number 33-62278 (the "1995 Form 10-K")

3.2 By-Laws. Incorporated herein by reference to Exhibit 3.2 to the 1995 Form 10-K

4.1 Rights Agreement, dated as of February 13, 1998, between Glen Burnie Bancorp and The Bank of Glen Burnie, as
       Rights Agent.   Incorporated by reference herein by
       reference from Exhibit 4 to Registrant's Current Report on Form 8-K filed March 2, 1998


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                       SIGNATURE


       Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                              Glen Burnie Bancorp, Inc.
                              -------------------------
                              (Registrant)



Date:   March 31, 1998        By: /s/ F. William Kuethe, Jr.
                                  --------------------------
                                  F. William Kuethe, Jr.
                                  President and Chief Executive
                                  Officer




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